EXHIBIT 99(A)
                                                             CONFORMED COPY




                                   STOCK OPTION AGREEMENT dated as of
                              May 3, 1994, among NATIONAL HEALTH
                              LABORATORIES INCORPORATED, a Delaware
                              corporation ("Parent"), N ACQUISITION CORP., a Delaware corporation (the "Purchaser"), and WARBURG, PINCUS CAPITAL COMPANY, L.P., a Delaware limited partnership (the "Stockholder").


                         WHEREAS Parent, the Purchaser and Allied Clinical
               Laboratories, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the making of a cash tender offer (the "Offer") by the Purchaser for shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and the merger of the Company and the Purchaser (the "Merger");

                         WHEREAS the Stockholder owns in the aggregate
               2,504,042 shares of Common Stock (the "Optioned Shares");
               and

                         WHEREAS, as a condition to their willingness to
               enter into the Merger Agreement, Parent and the Purchaser have required that the Stockholder agree to grant the Purchaser an irrevocable option, as set forth herein, to purchase all the Optioned Shares;

                         NOW, THEREFORE, to induce Parent and the Purchaser
               to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                         1.  Grant of Option.  The Stockholder hereby
               grants the Purchaser an irrevocable option (the "Option") to purchase for $23 per share in cash (the "Per Share Price") all the Optioned Shares. The Option shall not become exercisable and shall expire on May 10, 1994, if the Offer is not commenced by May 10, 1994 for any reason other than that referred to in clause (i) below. The Option shall expire (if not theretofore exercised) (i) if the Offer is not commenced by May 10, 1994, as a result of the failure of any of the conditions set forth in paragraphs (a) through
               (h) of Exhibit A to the Merger Agreement, on June 9, 1994, or (ii) if the Offer is so commenced, 30 trading days following termination of the Offer, whether or not
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               shares of Common Stock shall have been accepted for payment by the Purchaser (or Parent or any other person who is authorized by Parent) pursuant to the Offer; provided that, if the Option cannot be exercised on any such date because the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with respect to the exercise of the Option shall not have expired or been terminated or because of any injunction, order or similar restraint by a court of competent jurisdiction, the Option shall expire on the fifth trading day after such waiting period shall have expired or been terminated or such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be. A "trading day" shall be any date on which the New York Stock Exchange shall be open for business.

                         2.  Exercise of Option.

                         (a) Provided that (i) the waiting period under the HSR Act with respect to the exercise of the Option shall have expired or been terminated and (ii)(A) as a result of the failure of any of the conditions set forth in paragraphs (a) through (h) of Exhibit A to the Merger Agreement, the Purchaser shall have failed to commence the Offer by May 10, 1994, or (B) the Offer, having been so commenced, has been terminated, whether or not shares of Common Stock shall have been accepted for payment by the Purchaser (or Parent or any other Person who is authorized by Parent) pursuant to the Offer, then the Purchaser may exercise the Option at any time in whole prior to the expiration of the Option. In the event that the Purchaser wishes to exercise the Option, the Purchaser shall do so by giving written notice (the date of such notice being herein called the "Notice Date") to the Stockholder specifying the place, time and date not earlier than two trading days, nor later than 10 trading days, from the Notice Date for the closing of the purchase by the Purchaser pursuant to such exercise.

                         (b) In the event that any share of Common Stock is accepted for payment and paid for by the Purchaser (or Parent or any other person who is authorized by Parent) pursuant to the Offer, the Purchaser shall be obligated to exercise the Option in whole (with respect to the Optioned Shares not theretofore accepted for payment and paid for pursuant to the Offer) no later than five trading days following the date of such payment; provided, however, that
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               if the waiting period under the HSR Act with respect to the exercise of the Option shall not have expired or been terminated or any injunction, order or similar restraint by a court of competent jurisdiction shall exist, in each case on such fifth trading day, then, notwithstanding the foregoing, the Purchaser shall be obligated to exercise the Option in whole not later than five trading days after such waiting period shall have expired or been terminated or such injunction, order or restraint shall have been dissolved.

                         3. Payment of Purchase Price and Delivery of Certificates for Optioned Shares. At any closing of the exercise of the Option hereunder, (i) the Purchaser will deliver to the Stockholder a certified or official bank check payable to the order of the Stockholder in New York Clearing House funds in an amount equal to the product of the Per Share Price and the number of Optioned Shares being purchased at such closing and (ii) the Stockholder shall deliver to the Purchaser certificates representing the Optioned Shares sold by the Stockholder to the Purchaser at such closing, duly endorsed in blank or accompanied by stock powers duly executed by the Stockholder in blank, in proper form for transfer.

                         4.  Representations and Warranties of the
               Stockholder. The Stockholder hereby represents and warrants to Parent and the Purchaser as follows:

                         (a) Authority; Noncontravention. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have, in the case of each Stockholder that is not a natural person, been duly authorized by all necessary partnership action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under (i) with respect to Stockholders that are not natural persons, the certificate of incorporation
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                    or by-laws or any other comparable charter or
                    organizational documents of the Stockholder or (ii) any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) impair the ability of the Stockholder to perform its obligations under this Agreement or (y) prevent the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement, except for
                    (1) the filing with the Securities and Exchange Commission of such reports under Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, as may be required in connection with this Agreement and the transactions contemplated by this Agreement and (2) such other consents, approvals, orders, authorizations, registrations, declarations and filings as would not individually or in the aggregate prevent the consummation of any of the transactions contemplated by this Agreement.

                         (b) The Optioned Shares. The Stockholder has, and the transfer by the Stockholder of the Optioned Shares hereunder will pass to the Purchaser, good and marketable title to the Optioned Shares, free and clear of any claims, liens, encumbrances, security interests, voting restrictions and limitations on disposition whatsoever. The Stockholder does not directly or indirectly own, either beneficially or of record, any shares of Common Stock other than the Optioned Shares.
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                         5.  Representations and Warranties of Parent and
               the Purchaser. Parent and the Purchaser hereby represent and warrant to the Stockholder as follows:

                         (a) Authority; Noncontravention. Parent and the Purchaser have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and the Purchaser. This Agreement has been duly executed and delivered by Parent and the Purchaser and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or the Purchaser or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not
                    (x) have a material adverse effect (as such term is defined in the Merger Agreement) on Parent, (y) impair the ability of Parent and the Purchaser to perform their respective obligations under this Agreement or
                    (z) prevent the consummation of any of the transactions
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                    contemplated by this Agreement.  No consent, approval,
                    order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent or the Purchaser of any of the transactions contemplated by this Agreement, except for (1) filings under the HSR Act, if applicable, (2) the filing with the Securities and Exchange Commission of such reports under Sections 13(a), 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, as may be required in connection with this Agreement and the transactions contemplated by this Agreement and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings as would not individually or in the aggregate (A) have a material adverse effect on Parent or (B) prevent the consummation of any of the transactions contemplated by this Agreement.

                         (b)  Securities Act.  Any Optioned Shares
                    purchased by the Purchaser pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and the Purchaser will not offer to sell or otherwise dispose of any Optioned Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended.

                         6. Distributions; Adjustment upon Changes in Capitalization. (a) Any dividends or other distributions (whether payable in cash, stock or otherwise) by the Company with respect to any Optioned Shares purchased hereunder with a record date on or after the date of the closing of such purchase will belong to the Purchaser. If any such dividend or distribution belonging to the Purchaser is paid by the Company to the Stockholder, the Stockholder shall hold such dividend or distribution in trust for the benefit of the Purchaser and shall promptly remit such dividend or distribution to the Purchaser in exactly the form received, accompanied by appropriate instruments of transfer.

                         (b) If on or after the date of this Agreement there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, as a result of which shares of any
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               class of stock, other securities, cash or other property
               shall be issued in respect of any Optioned Shares or if any Optioned Shares shall be changed into the same or a different number of shares of the same or another class of stock or other securities, then, upon exercise of the Option the Purchaser shall receive for the aggregate price payable upon exercise of the Option with respect to the Optioned Shares, all such shares of stock, other securities, cash or other property issued, delivered or received with respect to such Optioned Shares (or if the Option shall not be exercised, appropriate adjustment shall be made for purposes of the calculations set forth in this Agreement).

                         7.  Covenants of the Stockholder.

                         (a) The Stockholder agrees, until the Option has expired, not to:

                         (i) sell, transfer, pledge, assign or otherwise
                    dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, the Optioned Shares to any person other than the Purchaser or the Purchaser's designee;

                         (ii) acquire any additional shares of Common Stock
                    without the prior consent of the Purchaser; or

                         (iii) deposit any Optioned Shares into a voting
                    trust or grant a proxy or enter into a voting agreement with respect to any Optioned Shares except as provided in this Agreement.

                         (b) The parties hereto agree that, until the Option has expired, the Stockholder may (and, if requested to do so in writing by Parent, will) tender the Optioned Shares in the Offer.

                         (c)  The Stockholder agrees to execute and
               deliver, simultaneously with the execution and delivery of this Agreement, a proxy for the benefit of the Purchaser in the form of Exhibit A hereto.

                         8. No Brokers. Each of the Stockholder, Parent and the Purchaser represents, as to itself and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fees or any other commission or similar fee in
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               connection with any of the transactions contemplated by this
               Agreement and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have occurred or been made by such party or its affiliates.

                         9.  Survival of Representations.  All
               representations, warranties and agreements made by the parties to this Agreement shall survive the closings hereunder notwithstanding any investigation at any time made by or on behalf of any party hereto.

                         10. Further Assurances. If the Purchaser shall exercise the Option in accordance with the terms of this Agreement, from time to time and without additional consideration the Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including the transfer of the Optioned Shares to the Purchaser and the release of any and all liens, claims and encumbrances with respect thereto.

                         11. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent.
               Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                         12.  General Provisions.

                         (a) Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

                         (b)  Expenses.  Whether or not the Option is
               exercised, all costs and expenses incurred in connection with the Option, this Agreement and the transactions



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               contemplated hereby shall be paid by the party incurring
               such expense.

                         (c)  Amendments.  This Agreement may not be
               amended except by an instrument in writing signed by each of the parties hereto.

                         (d)  Notices.  All notices and other
               communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                         (i)  if to Parent or the Purchaser, to

                              National Health Laboratories Incorporated
                              4225 Executive Square
                              Suite 800
                              La Jolla, California 92037
                              Facsimile:  (619) 658-6693

                              Attention:  Mr. James R. Maher;

                              with a copy to:

                              Cravath, Swaine & Moore
                              Worldwide Plaza
                              825 Eighth Avenue
                              New York, New York 10019
                              Facsimile:  (212) 474-3700

                              Attention:  Allen Finkelson, Esq., and
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                             (ii)  if to the Stockholder, to

                              Warburg, Pincus Capital Company, L.P.
                              466 Lexington Avenue
                              New York, New York 10017
                              Facsimile:  (212) 878-9361

                              Attention:  Mr. James E. Thomas

                              with a copy to:

                              Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                              New York, New York 10022
                              Facsimile:  (212) 821-8111

                              Attention:  Bruce R. Kraus, Esq.

                         (e) Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                         (f) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                         (g)  Entire Agreement; No Third-Party
               Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
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                         (h)  Governing Law.  This Agreement shall be
               governed by and construed in accordance with the laws of the State of Delaware.


                         IN WITNESS WHEREOF, Parent, the Purchaser and the
               Stockholder have caused this Agreement to be signed by their respective duly authorized representatives, all as of the date first written above.


                                             NATIONAL HEALTH LABORATORIES
                                             INCORPORATED,

                                               by
                                                    /s/James R. Maher
                                                  Name:  James R. Maher
                                                  Title: President and
                                                         Chief Executive
                                                         Officer


                                             N ACQUISITION CORP.,

                                               by
                                                    /s/James R. Maher
                                                  Name:  James R. Maher
                                                  Title: President and
                                                         Chief Executive
                                                         Officer


                                             WARBURG, PINCUS CAPITAL
                                             COMPANY, L.P.,

                                               by E.M. WARBURG, PINCUS &
                                                  CO., General Partner

                                                                  EXHIBIT A




                                       Proxy

                         The undersigned hereby irrevocably constitutes and

               appoints James R. Maher, David C. Flaugh and James G.

               Richmond, and each of them, and any other designees of

               N Acquisition Corp., a Delaware corporation (the

               "Purchaser"), the attorneys and proxies of the undersigned,

               each with full power of substitution, to vote each of the

               shares of Common Stock, par value $.01 per share, of Allied

               Clinical Laboratories, Inc., a Delaware corporation (the

               "Company"), owned by the undersigned (the "Shares") (and any and all other securities or rights issued or issuable in

               respect of such Shares on or after May 3, 1994) at any

               annual, special or adjourned meeting of the stockholders of the Company, (i) in favor of the adoption of the Merger

               Agreement dated as of May 3, 1994 (the "Merger Agreement"),

               among the Company, the Purchaser and National Health

               Laboratories Incorporated, a Delaware corporation

               ("Parent"), and approval of the Merger (as defined in the

               Merger Agreement) and the other transactions contemplated by the Merger Agreement, (ii) against any takeover proposal (as defined in the Merger Agreement) (other than the Merger) and against any other action or agreement that would result in a breach of any covenant, representation or warranty or any

               other obligation or agreement of the Company under the
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               Merger Agreement or which could result in any of the

               conditions to the Company's obligations under the Merger

               Agreement not being fulfilled and (iii) in favor of any

               other matter relating to consummation of the transactions

               contemplated by the Merger Agreement.  This appointment is effective upon the execution of, and only until the

               expiration of the option granted pursuant to, the Stock

               Option Agreement dated as of May 3, 1994, among Parent, the

               Purchaser and the undersigned.  This power of attorney and proxy is irrevocable, is granted in consideration of the

               Purchaser entering into the Merger Agreement and is coupled with an interest sufficient in law to support an irrevocable power.  This appointment shall revoke all prior attorneys

               and proxies appointed by the undersigned at any time with

               respect to such Shares (and any such other securities or

               rights) and no subsequent attorneys or proxies will be

               appointed by the undersigned, or be effective, with

               respective thereto.


               Dated:  May 3, 1994           WARBURG, PINCUS CAPITAL
                                             COMPANY, L.P.,

                                               by E.M. WARBURG, PINCUS &
                                                  CO., General Partner